UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

  Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2014

ARC Group Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah

 (State or other jurisdiction of incorporation)

001-33400 (Commission File Number)	87-0454148 (IRS Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   386-736-4890

N/A

 Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 0240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

Acquisition of Assets of Kecy Corporation and 4111 Munson Holding, LLC

On June 24, 2014, ARC Group Worldwide, Inc. (the “Company” or “ARC”), ARC Metal Stamping, LLC, a Delaware limited liability company and subsidiary of the Company (“AMS”), Kecy Corporation, a Michigan corporation (“Kecy”), and 4111 Munson Holding, LLC, a Michigan limited liability company (“Munson”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which AMS agreed to purchase substantially all of the assets of Kecy and certain real property from Munson (collectively, the “Kecy Acquisition”). The total purchase price of the Kecy Acquisition is Twenty Six Million Dollars ($26,000,000) (the “Purchase Price”). The Purchase Price is subject to certain working capital adjustments. The Purchase Price allocation is Twenty One Million Dollars ($21,000,000) to Kecy and Five Million Dollars ($5,000,000) to Munson.

The Kecy Acquisition assets include advanced manufacturing, robotics, automation, and die-making equipment for high quality, precision metal stamping. The Kecy business is ISO 9001:2000 certified. AMS will operate the Kecy Acquisition assets out of a modern 84,000 square foot facility. AMS intends to continue Kecy’s highly flexible product portfolio offerings that can be customized for customers’ unique needs, with metal stamping capabilities ranging from prototype parts through low- to high-volume production. AMS also anticipates continuing to offer Kecy’s value-added secondary processing with an experienced design and production staff.

In addition to the Purchase Price described above, the Asset Purchase Agreement includes customary representations and warranties, covenants and indemnities of the parties. The indemnification obligations of Kecy and Munson to AMS are generally limited to ten percent (10%) of the Purchase Price.

In connection with the Kecy Acquisition, the Company and AMS have entered into an Escrow Agreement with Kecy. Ten percent (10%) of the Purchase Price has been held back by the Company for the payment of amounts which may be payable by Kecy pursuant to working capital adjustments in the Asset Purchase Agreement and also to satisfy possible indemnification obligations of Kecy and Munson. Pursuant to the Asset Purchase Agreement, AMS shall deposit into Escrow (the “Escrow”) the number of newly issued shares of the Company’s Common Stock (the “Escrow Shares”) equal in value to ten percent (10%) of the aggregate Purchase Price ($2,600,000). At the conclusion of an eighteen month Escrow period, to the extent the Escrow has not been drawn upon to satisfy working capital adjustments and/or indemnification obligations, the Escrow Shares will be replaced with cash and released to Kecy.

AMS has also entered into a Transition Services Agreement (the “Transition Services Agreement”) with Moore & Associates Sales Company (“Moore”), dated as of June 25, 2014. Moore is owned by Mr. Raymond Cox, an affiliate of Kecy, who has agreed to provide transitional services to AMS for a period of one year.

In addition, AMS has entered into a lease agreement for the lease of certain real property in Wauseon, Ohio that was utilized by Kecy (the “Lease”). The Lease has a term of ten years for annual rent of $48,000 per year, and contains certain customary additional provisions.

The descriptions of the Asset Purchase Agreement, the Escrow Agreement, the Transition Services Agreement and the Lease (together with the ancillary agreements thereto, collectively the “Transaction Documents”), contained herein are summaries only of the respective terms which the Company has determined are material and such summaries are not complete. Such descriptions are qualified in their entirety to the Transaction Documents, which are set forth in Exhibits 10.34, 10.35, 10.36 and 10.37 hereof.

First Amendment to Credit Agreement with RBS Citizens, N.A.

On June 25, 2014, the Company and its subsidiaries Advanced Forming Technology, Inc., ARC Wireless, Inc., FloMet LLC, General Flange & Forge LLC, Tekna Seal LLC, 3D Material Technologies, LLC, (each a “Borrower” and collectively, the “Borrowers”), and Advance Tooling Concepts, LLC, ARC Wireless, LLC, ARC Metal Stamping, LLC, Quadrant Metals Technologies LLC, Thixoforming LLC (each, a “Guarantor”, and collectively, the “Guarantors”), entered into a First Amendment to the Credit Agreement (the “Amendment”) with (i) RBS Citizens, N.A., as Administrative Agent, Collateral Agent, Sole Lead Arranger, Sole Bookrunner and as a Lender; (ii) Capital One, National Association, as Syndication Agent and as a Lender; and (iii) TD Bank, N.A., as a Lender. The Amendment amends the Credit Agreement entered into between the Company, certain subsidiaries of the Company and RBS Citizens, N.A. on April 7, 2014 (the “Credit Agreement”). The Amendment (i) amends the Credit Agreement to add the Kecy Acquisition as a defined term and with respect to being a permitted acquisition; (ii) modifies the definition of Consolidated EBITDA set forth in the Credit Agreement to reflect certain cost savings; (iii) amends provisions to permit certain additional limited inter-company investments and certain additional limited inter-company indebtedness; (iv) amends certain post-closing actions to be performed by the Company; and (v) provides a limited waiver of subordination permitting repayment of an inter-company loan to the Company’s Hungarian subsidiary.

In connection with the Amendment, AMS entered into a Guarantee and Collateral Agreement Supplement with RBS Citizens, N.A. dated as of June 25, 2014 (the “Guarantee Supplement”). The Guarantee Supplement supplements that certain Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) dated as of April 7, 2014, executed by the Company and the Guarantors (other than AMS) in favor of RBS Citizens, N.A. The Guarantee and Collateral Agreement secures all of the loans and credits drawn from the Credit Facility by the Borrowers. The security interests established under the Guarantee and Collateral Agreement include senior secured liens on substantially all of the assets of the Guarantors. The Guarantors have agreed to guarantee the unconditional payment and performance to the lenders of all obligations of the Borrowers under the credit facility. Pursuant to the Guarantee Supplement, the Company’s subsidiary AMS has become a Guarantor pursuant to the Guarantee and Collateral Agreement.

The description of the Amendment and the Guarantee Supplement contained herein are summaries of the material terms thereof and do not purport to be complete.   Such descriptions are qualified in their entirety to the Amendment and the Guarantee Supplement, which are set forth in Exhibits 10.32 and 10.33 hereof.

Item 2.01: Completion of Acquisition or Disposition of Assets.

Acquisition of Kecy Corporation Assets

On June 25, 2014, AMS closed the Kecy Acquisition pursuant to the Asset Purchase Agreement, as described in Item 1.01 above, which is incorporated herein by reference thereto.

Item 8.01: Other Events.

Press Release

On June 24, 2014, the Company issued a press release, attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The Company will file the financial statements of the newly acquired businesses by amendment to this Report within 71 calendar days after the date this Report is due, as permitted by Instruction (a)(4) to Item 9.01 of Form 8-K.

(d)	Exhibits

Exhibit	Description

10.32	First Amendment to Credit Agreement, by and among ARC Group Worldwide, Inc., RBS Citizens, N.A., Capital One, National Association, TD Bank, N.A., Advanced Forming Technology, Inc., ARC Wireless, Inc., FloMet LLC, General Flange & Forge LLC, Tekna Seal LLC, 3D Material Technologies, LLC, ARC Wireless, LLC, Thixoforming LLC, ARC Metal Stamping, LLC, Advance Tooling Concepts, LLC, and Quadrant Metals Technologies LLC, dated as of June 25, 2014.

10.33	Guarantee and Collateral Agreement Supplement, made by ARC Metal Stamping, LLC in favor of RBS Citizens, N.A., dated as of June 25, 2014.

10.34	Asset Purchase Agreement, by and among Kecy Corporation, 4111 Munson Holding, LLC, ARC Metal Stamping, LLC and ARC Group Worldwide, Inc., dated as of June 25, 2014.

10.35	Escrow Agreement, by and among ARC Metal Stamping, LLC, ARC Group Worldwide, Inc., Kecy Corporation and Wuersch & Gering LLP, dated as of June 25, 2014.

10.36	Lease Agreement, between 447 Walnut, LLC and ARC Metal Stamping, LLC, dated as of June 25, 2014.

10.37	Transition Services Agreement, by and between Moore & Associates Sales Company and ARC Metal Stamping, LLC, dated June 25, 2014.

The following exhibit shall be deemed to be furnished, and not filed:

99.1	Press Release dated June 24, 2014.

Forward-Looking Statements

Certain statements in this current report on Form 8-K may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on ARC’s current expectations, estimates and projections about future events. These include, but are not limited to, statements, if any, regarding business plans, pro-forma statements and financial projections, ARC’s ability to expand its services and realize growth. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, and the general effects of financial, economic, and regulatory conditions affecting our industries. Accordingly, actual results may differ materially. ARC does not have any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For additional factors that may affect future results, please see filings made by ARC with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended June 30, 2013 and Form 10-Q for the period ended March 30, 2014, as well as current reports on Form 8-K filed from time-to-time with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.

Date: June 27, 2014	By:	/s/ Drew M. Kelley
Name: Drew M. Kelley
Title: Chief Financial Officer